Item 77C
Morgan Stanley Balanced Fund
Results of Special Shareholder Meeting

On August 1, 2006, a Special Meeting of Shareholders of the
Fund was scheduled in order to vote on the proposals set
forth below. The proposals failed to obtain the necessary
quorum in order to hold the meeting, and, therefore, the
meeting was adjourned until August 23, 2006, to permit
further solicitation of proxies. The meeting was held on
August 23, 2006 and the voting results with respect to these proposals were as follows:

(1) Election of Trustees:

                                       For    Withhol Absta    BNV*
                                                 d      in
Frank L. Bowman...................   6,463,5  247,196      0       0
                                          81
Kathleen A.                          6,461,7  249,008      0       0
Dennis....................                70
James F.                             6,461,8  248,974      0       0
Higgins.....................              04
Joseph J.                            6,461,0  249,720      0       0
Kearns.....................               58
Michael F.                           6,460,8  249,930      0       0
Klein......................               48
W. Allen Reed......................  6,462,4  248,334      0       0
                                          44
Fergus Reid........................  6,458,5  252,234      0       0
                                          44

(2) Elimination of certain fundamental investment
restrictions:

                                          For    Again   Absta    BNV*
                                                   st      in
Elimination of the fundamental policy    5,670,0  223,7   200,2  616,7
restricting the Fund's ability to             20     68      26     64
pledge assets..........................
Elimination of the fundamental policy    5,657,4  237,2   199,2  616,7
restricting purchases of securities on        79     95      39     64
margin.............................
Elimination of the fundamental policy    5,671,4  214,5   208,0  616,7
prohibiting investments in oil, gas,          33     56      25     64
and other types of minerals or mineral
leases.........
Elimination of the fundamental policy    5,675,1  221,7   197,0  616,7
prohibiting or restricting the purchase       55     99      60     64
of securities of issuers in which
Directors or Officers have an
interest............................
Elimination of the fundamental policy    5,707,0  192,1   194,8  616,7
prohibiting investments for purposes of       50     34      30     64
exercising control....................
Elimination of the fundamental policy    5,674,1  227,5   192,2  616,7
regarding investments in unseasoned           93     65      56     64
companies.......................

(3) Modify certain fundamental investment restrictions:

                                          For    Again   Absta   BNV*
                                                   st      in
Modify fundamental policy regarding      5,720,2  184,8   188,9  616,7
diversification............                   47     00      67     64
Modify fundamental policy regarding      5,684,0  224,4   185,5  616,7
borrowing money......                         59     37      18     64
Modify fundamental policy regarding      5,672,0  224,2   197,7  616,7
loans..............                           09     72      33     64
Modify fundamental policy regarding      5,684,2  204,1   205,5  616,7
investment in commodities, commodity          98     85      31     64
contracts and futures
contracts................
Modify fundamental policy regarding      5,691,2  203,7   198,9  616,7
issuance of senior securities..               37     93      84     64

(4) Reclassify certain fundamental policies as non-
fundamental policies:

                                          For    Again   Absta   BNV*
                                                   st      in
Reclassification as non-fundamental the  5,673,6  221,2   199,0  616,7
fundamental policy regarding the short        98     99      16     64
sale of securities....................
Reclassification as non-fundamental the  5,703,7  195,9   194,3  616,7
fundamental policy prohibiting                83     14      17     64
investments in other investment
companies.............

* Broker "non-votes" are shares held in street name for
which the broker indicates that instructions have not been
received from the beneficial owners or other persons
entitled to vote and for which the broker does not have
discretionary voting authority.